UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            Form 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF

                     SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported)  June 8, 1999




                      RENTRAK CORPORATION
     (Exact Name of registrant as specified in its charter)

   OREGON                0-15159             93-0780536
(State of other          (Commission      (I.R.S.employer
 jurisdiction)            File Number)     Identification No.)


                  7700 N. E. AMBASSADOR PLACE.
                     PORTLAND, OREGON  97220
            (Address of principal executive offices)


                       (503) 284-7581
      (Registrant's telephone number, including area code)
                             INDEX


Item                 Description                              Page

1    Changes in Control of Registrant                           3

2    Acquisition or Disposition of Assets                       3

3    Bankruptcy or Receivership                                 3

4    Changes in Registrant's Certifying Accountant              3

5    Other Events                                               3

6    Resignations of Registrant's Directors                     3

7    Financial Statements and Exhibits                          3

8    Change in Fiscal Year                                      4

     Signatures                                                 5

Item 1    Changes in Control of Registrant

               None

Item 2    Acquisition or Disposition of Assets

               None

Item 3    Bankruptcy or Receivership

               None

Item 4    Changes in Registrant's Certifying Accountant

               None

Item 5    Other Events

          On June 8, 1999 Rentrak filed its second amended complaint in its suit against Hollywood Entertainment Corporation. The amended complaint adds as individual defendants Hollywood Senior Vice President Bruce Giesbrecht and former Hollywood Senior Vice President Douglas Gordon. Rentrak also added claims of conspiracy, intentional interference with business relations, breach of fiduciary duty, negligent misrepresentation, tortious breach of contract, fraud, breach of implied duty of good faith and fair dealing, defamation, disparagement, spoliation, negligent supervision, negligent delegation, failure to pay all amounts due, unjust enrichment, and conversion. Rentrak is now seeking damages of not less than $220 million, plus attorney fees and costs. Trial is set for January 10, 2000 in Portland, Oregon.

          As previously reported, on April 28, 1999 Hollywood filed an amended answer to Rentrak's complaint that included a number of affirmative defenses and counterclaims against Rentrak. Hollywood is seeking to recover attorney fees and costs and damages in excess of $10 million, with the actual amount to be proven at trial, injunctive relief and treble damages. Rentrak has denied the allegations contained in Hollywood's amended answer and counterclaims and intends to vigorously defend against the counterclaims.

Item 6    Resignations of Registrant's Directors

               None

Item 7    Financial Statements and Exhibits

               None

Item 8    Change in Fiscal Year

               None
                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Rentrak Corporation
                                 (Registrant)

June 14, 1999                 By: /s/ F. Kim Cox
(Date)                            F. Kim Cox
                                  Executive Vice President
                                    and Secretary